EXHIBIT 23.
-----------

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 12, 2001, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.

FORM        NO.
----         --
S-8         33-7028     Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan and
                        Southwest Bank of St. Louis 401(k) Retirement Savings Plan
S-8         33-88680    Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8         333-00898   Southwest Bank of St. Louis 401(k) Retirement Savings Plan
S-8         333-21083   Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8         333-50669   Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8         333-73361   Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan




March 16, 2001
St. Louis, Missouri




                                                         /s/ Ernst & Young LLP